                                                                    (Exhibit 11)


                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (In millions, except per share amounts)

                                                                            Year to Date December 31
                                                                            ------------------------
                                                                         2000            1999      1998
                                                                         ----            ----      ----
Net earnings                                                              $142           $183      $247
Effect of dilutive securities
    Preferred securities of subsidiary trust                              ----           ----      ----
Net earnings assuming dilution                                            $142           $183      $247
                                                                          ----           ----      ----
                                                                          ----           ----      ----
Average common shares outstanding                                        449.6          413.0     411.0
Effect of dilutive securities
    Long-term incentive plan deferred compensation
    Stock options                                                          0.4            3.1       3.2
    Preferred securities of subsidiary trust
Average common shares outstanding -                                       ----           ----      ----
    assuming dilution                                                    450.0          416.1     414.2
                                                                         -----          -----     -----
                                                                         -----          -----     -----
Earnings per common share                                                $0.32          $0.44     $0.60
                                                                         -----          -----     -----
                                                                         -----          -----     -----
Earnings per common share -
    assuming dilution                                                    $0.32          $0.44     $0.60
                                                                         -----          -----     -----
                                                                         -----          -----     -----


Note: if an amount does not appear in the above table, the security was antidilutive for the period presented.